AGREEMENT

                           BY AND BETWEEN THE PARTIES

Reclamation Consulting And Applications, Inc, a Colorado Company with offices at Suite 275, 23832 Rockfield Blvd, Lake Forest, CA 92630 being represented by Mike Davies, Vice President, hereinafter "RCAI"

AND

North American Systems, Inc. a Nevada corporation with offices located at 1225 Wakeham Avenue Santa Ana, CA 92705 being represented by George Aumond, President, hereinafter "NASI"

RECITALS:

Reclamation Consulting And Applications, Inc. Is a Public Company, which is fully trading on the Bulletin Board in the United States of America Public Markets and is desirous of acquiring assets to work with and increase in value for the benefit of its shareholders. North American SYstems, Inc. is the owner of certain asset in the form of machinery, equipment and operational systems and manuals in the state of Utah at 3752 W. 2270 S. Suite D, West Valley, UT 84120. North American Systems, Inc. will transfer one hundred percent (100%) ownership in machinery, equipment, operational systems and manuals

UNDER THE TERMS AND CONDITIONS AS FOLLOWS:

(1)	NASI will transfer to RCAI all equipment, machinery, operational systems
	and manuals located at 3752 W. 2270 S. SUite D, West Valley, UT 84102 for a total purchase price of $275,000.USD.

(2)	RCAI will reduce their revolving loan agreement with NASI by $275,000
	USD upon completion of the transfer of machinery, equipment, and operational systems and manuals.

(3)	The parties agree that this agreement constitutes the entirety of the
	agreement between parties and any other agreements either verbal or written are of no consequence concerning this agreement.


Signed and agreed this 8th day of November, 2004 by the parties,

/s/: Mike Davies
-----------------
Mike Davies for Reclamation Consulting And Applications, Inc..


/s/: George Aumond
----------------
George Aumond for North American Systems, Inc.